SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 October 8, 2008

                           AIR INDUSTRIES GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                     000-29245                   20-4458244
       --------                     ---------                   ----------
       State of                     Commission                IRS Employer
       Incorporation                File Number                I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sale of Equity Securities.

      As previously reported in our Form 8-K filed on October 7, 2008, from September 22, 2008 to October 6, 2008, we sold $2,280,000 principal amount of our junior subordinated notes due 2010 ("Junior Subordinated Notes") and 178,416 shares of our series B convertible preferred stock (the "Shares") to 41 "accredited investors," as that term is defined in Rule 501 under Regulation D (the "Investors") for total consideration of $2,280,000. Subsequent to October 6, 2008, we sold an additional $240,000 principal amount of Junior Subordinated Notes, together with 19,200 shares of our series B convertible preferred stock, for a total purchase price of $240,000 to seven additional accredited investors.

      In addition, holders of an aggregate of $2,900,000 principal amount of our outstanding junior subordinated notes issued in May and June 2008 (the "Old Notes') have been exchanged for an equal principal amount of Junior Subordinated Notes, plus 232,000 shares of series B convertible preferred stock . The terms of the Junior Subordinated Notes and the Old Notes are identical, except that the rate of interest on the Old Notes was 3% per month as compared to 1% per month on the Junior Subordinated Notes.

      The Junior Subordinated Notes and Shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Officers.

      Louis A. Giusto no longer serves as Chief Financial Officer and Treasurer of our company, and is no longer employed by us.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2008

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/Peter D. Rettaliata
                                           -------------------------------------
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer